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             UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549


                                 Form 8-K


                              CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of Earliest Event Reported)     October 24, 1995
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                         Media General, Inc.
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          (Exact name of registrant as specified in its charter)


   Virginia                     1-6383                    54-0850433
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(State or other               (Commission              (IRS Employer
jurisdiction of               File Number)           Identification No.)
incorporation)



333 E. Grace St., Richmond, Virginia                          23219
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(Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code     (804) 649-6000
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                              N/A
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(Former name or former address, if changed since last report.)













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Item 2.   Acquisition or Disposition of Assets

          On October 26, 1995, Virginia Newspapers, Inc., a newly formed, wholly owned subsidiary of Media General, Inc. (Company), acquired the real property, equipment, furniture, and certain other assets and intangibles of several Virginia newspapers from Worrell Enterprises, Inc., and its affiliates. Daily and Sunday newspaper properties acquired included The Daily Progress in Charlottesville, The News & Advance in Lynchburg, the Culpeper Star-Exponent in Culpeper and the Suffolk News-Herald in Suffolk, with a combined circulation of more than 81,000 daily and 85,000 Sunday. In addition, the acquisition included a number of weekly, monthly, semimonthly and other publications in Charlottesville, Culpeper, Suffolk and Richlands, and in Orange, Madison and Greene counties. Associated printing facilities are located in Lynchburg, Charlottesville, Suffolk, Culpeper, Orange, and Richlands, Virginia. The Company intends to continue to use the purchased assets for the same or similar purposes as previously used.

The purchase price for the assets was approximately $230 million, and was based principally on a multiple of cash flow. The source of funds for the acquisition consisted of (i) $190 million of borrowings under a five-year, $320 million Revolving Credit Facility with Wachovia Bank, Crestar Bank, NationsBank, Toronto Dominion Bank (New York), First Union Bank of North Carolina, Signet Bank, Sun Trust Bank, and Sanwa Bank, (ii) $17 million of borrowings under an existing bank demand line with Crestar Bank, and (iii) cash on hand of approximately $23 million.

At the time of funding the acquisition, the Company entered into three interest rate swap agreements totaling $200 million with maturities of three to five years effectively converting floating rate debt to fixed rate debt with a weighted average interest rate of 6.25%.

Item 7.   Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

    The required historical financial statements of the business acquired will be filed as soon as practicable but, in any case not later than January 8, 1996.

(b) Pro Forma Financial Statements of the Company

    The required pro forma financial statements of the Company will be filed as soon as practicable but, in any case not later than January 8, 1996.

(c) Exhibits

  2. Asset Purchase Agreement (Agreement) dated September 14, 1995, by and among Worrell Enterprises, Inc., Antibes, Inc., Culpeper Communications Corporation, Central Virginia Newspapers, Inc., Jefferson Leasing Company, and Ivy Leasing Company as Sellers and Media General, Inc., as Buyer. The schedules and similar attachments to this Agreement are omitted in accordance with Item 601(b)(2) of Regulation S-K. A listing of such schedules and similar attachments is included with the Agreement and the Company hereby undertakes to supply the Commission supplementally with a copy of any such schedules and similar attachments upon request.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
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          Media General, Inc.

November 7, 1995    /s/ Marshall N. Morton
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                    Marshall N. Morton
                    Senior Vice President and Chief
                    Financial Officer